EXHIBIT 10.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is dated as of April 16, 2010, by and among Ranger Energy Investments, LLC, a Delaware limited liability company (“Buyer”), National Coal Corporation, a Tennessee corporation (“Seller”), and National Coal Corp., a Florida corporation (“Shareholder”).

WHEREAS, the parties hereto have entered into that certain Asset Purchase Agreement dated as of April 8, 2010 (the “APA”).

WHEREAS, Seller received a letter dated April 6, 2010 (the “Letter”), from Southern Company Services, Inc. on behalf of Georgia Power Company that provided that Southern Company Services’ market price review resulted in a proposed adjusted price per ton of $65 under that certain Coal Purchase and Sale Agreement, dated April 1, 2008, among Georgia Power Company, Seller, and Converse and Company, Inc., as amended by that certain amendment, dated February 25, 2010 (the “Georgia Power Contract”).

WHEREAS, as required by the APA, Seller obtained an appraisal of certain of the Assets, dated April 7, 2010, from Marshall Miller and Associates (the “Appraisal”), which Appraisal is attached hereto as Exhibit A.

WHEREAS, the parties erroneously failed to adjust the purchase price allocation set forth in Exhibit 2.5 to the APA to account for the proposed price adjustment under the Georgia Power Contract set forth in the Letter and the valuation set forth in the Appraisal.

WHEREAS, the parties hereto desire to amend the APA and the Disclosure Letter and Exhibits thereto (i) to modify the purchase price allocation set forth in Exhibit 2.5 to the APA to account for information provided in the Letter and the Appraisal, (ii) to amend Exhibit 2.1(a) to the APA and Part 2.1(b) of the Disclosure Letter, and (iii) to add a new Section 10.10 to the APA to address the transition of utility services, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Amendment, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not defined herein shall have the meanings set forth in the APA.

2. Recitals. The foregoing Recitals are hereby incorporated by reference herein and made a substantive part hereof.

3. Amendment.

3.1. Amendment to Exhibit 2.5. Exhibit 2.5 to the APA is hereby deleted and restated in its entirety as Exhibit B attached hereto.

3.2. Amendment to Exhibit 2.1(a). To the extent not duplicative, Exhibit 2.1(a) to the APA is hereby amended by including therein any and all Real Property described in the Appraisal and any and all references to “Assets” or “Real Property” in the APA shall include such Real Property.

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3.3. Amendment to Part 2.1(b).

(a) To the extent not duplicative, deleted pursuant to Section 3.3(b) below or listed by specific reference on Part 2.2(m) of the Disclosure Letter, Part 2.1(b) of the Disclosure Letter is hereby amended by including therein any and all Tangible Personal Property described in the Appraisal and any and all references to “Assets” or “Tangible Personal Property” in the APA shall include such Tangible Personal Property.

(b) Part 2.1(b) of the Disclosure Letter is hereby amended by deleting therefrom the items of tangible personal property set forth in Exhibit C attached hereto.

3.4. Addition of Section 10.10. The following is hereby inserted at the end of Article 10 of the APA as a new Section 10.10 to the APA:

“10.10 Utilities. For the fifteen (15) days following the Closing Date, Seller shall maintain in Seller’s name all utilities servicing the Baldwin Preparation Plant and the Real Property, including, without limitation, all utility services provided at, by or through the Clinton Utilities Board, the Clinton Utilities Board – Refuse Impoundment, the Clinton Utilities Board – Baldwin, and RC Utility Deposit Mine #17. Buyer shall reimburse Seller for utilities consumed during such fifteen-day period based upon actual usage or, if actual usage cannot be determined, Buyer and Seller shall prorate utility charges to account for Buyer’s use during such fifteen-day period. Notwithstanding the foregoing, Seller’s obligation with respect to a specific utility service shall terminate upon Buyer transferring such utility service to Buyer’s name.”

4. Miscellaneous.

4.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

4.2. Effect on APA. Except as expressly amended herein, all of the terms and conditions of, and the disclosures and other information set forth in, the APA shall remain in full force and effect. In the event there is any ambiguity between the terms or conditions of, or the disclosures or other information set forth in, the APA or the Disclosure Letter and this Amendment, the terms, conditions, disclosures and other information contained in this Amendment shall control.

4.3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party hereto and delivered to the other parties hereto.

[SPACE INTENTIONALLY LEFT BLANK; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date set forth above.

BUYER:	RANGER ENERGY INVESTMENTS, LLC

	By:	/s/ Stephen W. Ball
	Name:	Stephen W. Ball
	Title:	President

SELLER:	NATIONAL COAL CORPORATION

	By:	/s/ Daniel A. Roling
	Name:	Daniel A. Roling
	Title:	President & CEO

SHAREHOLDER:	NATIONAL COAL CORP.

	By:	/s/ Daniel A. Roling
	Name:	Daniel A. Roling
	Title:	President & CEO

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